                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:          617-673-8000

MEDIA CONTACT:
Ilene Hoffer:              617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                        FOURTH QUARTER AND FY2003 RESULTS


BOSTON, MA - (February 12, 2004) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the fourth quarter and full year ended December 31, 2003.

Earnings per diluted share of $0.39 in the quarter ended December 31, 2003 increased 30% from $0.30 per diluted share for the same 2002 quarter. Revenue for the current quarter increased 16% to $125.2 million from $107.7 million for the quarter ended December 31, 2002. Net income for the fourth quarter ended December 31, 2003 increased 37% to $5.3 million from $3.9 million in the fourth quarter of 2002.

Earnings per diluted share of $1.50 for the year ended December 31, 2003 increased 27% from $1.18 per diluted share in 2002. Revenue for the full year increased 16% to $472.8 million from $407.5 million in 2002. Net income in 2003 increased 31% to $20.0 million from $15.3 million in the prior year.

"It was another strong year for Bright Horizons, and we are very pleased with the results," commented David Lissy, Chief Executive Officer. "During 2003 we added 60 new centers in partnership with some of the world's finest employers, including Microsoft, Toyota Motor Manufacturing, AstraZeneca, the Massachusetts Institute of Technology, Bristol-Myers Squibb, Hospital Corporation of America
(HCA) and the LPGA. We also deepened our commitment to elementary education and expanded our leadership in back-up child care this past year." As announced previously, this past quarter the Company completed the acquisition of Resources in Active Learning, under which it will manage the high-quality network of Marin Day Schools in Northern California. Bright Horizons ended the year with 509 early care and education centers under operation in the US, Europe and Canada.

"This year also marked an exciting milestone in the growth of Bright Horizons with the opening of our 500th center in San Antonio, Texas," added Lissy. "This center is the eighth for the Citigroup family of companies, which opened their first center with us in 1994. The commitment of employers like Citibank and our more than 400 other partners, to improve productivity by helping employees better integrate the challenges of work and life has been the driving force behind our growth over the years. While we are proud of how we have grown, we are reminded each day that our ultimate success is judged by our ability to provide quality care and service -- one child, one family, and one client at a time."

 "We are also gratified by two other objective measures of our performance in 2003," added President and Chief Operating Officer Mary Ann Tocio. "First is the re-affirmation of the success of our work with children and families as indicated by the 98.8% satisfaction score in our recent parent survey. Second is the confirmation from our own employees that they are proud to work for Bright Horizons, as we were once again named one of the "100 Best Companies to Work For" by FORTUNE magazine. This marks the fifth year Bright Horizons has been named to this prestigious list, an accomplishment of which we are extremely proud."


Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 973-582-2706. Replays of the entire call will be available through Friday, February 27, 2004 at 973-341-3080, PIN# 4408818. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 500 early care and education centers in the United States, Europe and Canada. Bright Horizons serves more than 400 clients, including more than 80 FORTUNE 500 companies and half of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company 1) to execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)

                                                                        Three months ended
                                                       -------------------------------------------------
                                                              12/31/2003                12/31/2002
                                                       -----------------------   -----------------------
Revenue                                                  $125,217      100.0%       $107,717     100.0%

Cost of services                                          105,901       84.6%         91,877      85.3%
                                                         --------      ------       --------    -------
Gross profit                                               19,316       15.4%         15,840      14.7%

Selling, general and administrative expenses                9,644        7.7%          8,952       8.3%
Amortization                                                  266        0.2%             92       0.1%
                                                         --------      ------       --------    -------

Income from operations                                      9,406        7.5%          6,796       6.3%

Net interest (expense) income                                 (20)       0.0%            (12)      0.0%
                                                         --------      ------       --------    -------

Income before income taxes                                  9,386        7.5%          6,784       6.3%

Income tax provision                                       (4,072)      -3.3%         (2,891)     -2.7%
                                                         --------      ------       --------    -------

Net income                                               $  5,314        4.2%       $  3,893       3.6%
                                                         ========      ======       ========    =======

PER SHARE DATA:
Net income per share - basic                             $   0.41                   $   0.31
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        13,043                     12,429
                                                         ========                   ========

Net income per share - diluted                           $   0.39                   $   0.30
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               13,699                     13,002
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*             $ 12,429                   $  9,552

Reconciliation of net income to EBITDA:

Net income, as reported                                  $  5,314                   $  3,893
Add back income tax provision                               4,072                      2,891
Less net interest expense/income                               20                         12
                                                         --------                   --------
Income from operations                                      9,406                      6,796
Add back depreciation                                       2,757                      2,664
Add back amortization                                         266                         92
                                                         --------                   --------
EBITDA                                                   $ 12,429                   $  9,552


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)

                                                                        Twelve months ended
                                                       -------------------------------------------------
                                                              12/31/2003                12/31/2002
                                                       -----------------------   -----------------------
Revenue                                                  $472,756      100.0%       $407,532     100.0%

Cost of services                                          400,409       84.7%        347,640      85.3%
                                                         --------      ------       --------     ------
Gross profit                                               72,347       15.3%         59,892      14.7%

Selling, general and administrative expenses               37,216        7.9%         33,266       8.2%
Amortization                                                  548        0.1%            377       0.1%
                                                         --------      ------       --------     ------

Income from operations                                     34,583        7.3%         26,249       6.4%

Net interest income (expense)                                  62        0.0%             24       0.0%
                                                         --------      ------       --------     ------

Income before income taxes                                 34,645        7.3%         26,273       6.4%

Income tax provision                                      (14,631)      -3.1%        (10,954)     -2.6%
                                                         --------      ------       --------     ------

Net income                                               $ 20,014        4.2%       $ 15,319       3.8%
                                                         ========      ======       ========     ======

PER SHARE DATA:

Net income per share - basic                             $   1.57                   $   1.24
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        12,737                     12,383
                                                         ========                   ========

Net income per share - diluted                           $   1.50                   $   1.18
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               13,373                     13,025
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*             $ 45,610                   $ 36,009

Reconciliation of net income to EBITDA:

Net income, as reported                                  $ 20,014                   $ 15,319
Add back income tax provision                              14,631                     10,954
Less net interest income/expense                              (62)                       (24)
                                                         --------                   --------
Income from operations                                     34,583                     26,249
Add back depreciation                                      10,479                      9,383
Add back amortization                                         548                        377
                                                         --------                   --------
EBITDA                                                   $ 45,610                   $ 36,009


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.